EXHIBIT 5.1


                                          March 7, 1997

Kos Pharmaceuticals, Inc.
1001 Brickell Bay Drive, Suite 2502
Miami, Florida 33131

                 Re:     Initial Public Offering

Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") on Form S-1, filed by Kos Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 4,772,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be offered to the public pursuant to a proposed underwriting agreement (the "Underwriting Agreement") between the Company and Cowen & Company, Dillon, Read & Co. Inc. and Salomon Brothers Inc, as representatives of a group of underwriters.

     In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion hereafter expressed.

     Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that:

     The Common Stock will be, when and if issued in accordance with the Underwriting Agreement and the Company's Amended and Restated Articles of Incorporation, duly authorized, legally issued, and fully paid and non-assessable.

Kos Pharmaceuticals, Inc.
March 7, 1997
Page Two


     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the use of our name in the Prospectus constituting a part thereof in connection with the matters, including certain intellectual property matters, referred to under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                 Very truly yours,

                                                 HOLLAND & KNIGHT LLP


                                                 By: /S/ STEVEN SONBERG
                                                     ------------------------
                                                     Steven Sonberg